Exhibit 1.1

Number: 552704

Certified a True Copy

[Signed]  SOLICITOR

COMPANY ACT

                     CANADA

PROVINCE OF BRITISH COLUMBIA

CERTIFICATE OF INCORPORATION

I Hereby Certify that

PROFILE PROJEX INTERNATIONAL INC.

has this day been incorporated under the Company Act

Issued under my hand at Victoria, British Columbia

                                                                                                             on October 22, 1997.

                           [SEAL]

                        /s/ John S Powell

                                                                                                      JOHN S POWELL

                                                                                                     Registrar of Companies